Exhibit 10(n)
FORM OF INDEMNIFICATION AGREEMENT

[DATE]

[ADDRESS]

Dear [ ],

Your [anticipated election and] service as a director of Arrow Electronics, Inc. (the "Corporation") is of great value to the Corporation, and you are entitled to every assurance that you will be indemnified to the fullest extent permitted by law against any expense or liability which you may incur in rendering that service. Accordingly, and as an inducement to your continued valuable service to the Corporation, it is hereby agreed as follows:
1. The Corporation will indemnify you (and your estate, heirs and distributees) if you are made or threatened to be made a party to any action or proceeding, whether civil or criminal and whether by or in the right of the Corporation or otherwise, by reason of the fact that you are or have been a director of the Corporation or served in any capacity for any employee benefit plan of the Corporation or of any subsidiary or affiliate of the Corporation or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation while you were a director, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines, amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding or any appeal therein; provided, however, that no such indemnification shall be made if a judgment or other final adjudication adverse to you establishes that your acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of actions adjudicated, or that you personally gained in fact a financial or other advantage to which you were not entitled.
2. Upon your request or the request of a representative of your estate, the Board of Directors of the Corporation shall meet within one month thereof to determine eligibility for indemnification in accordance with the standard set forth above. Such determination shall be made:
(a) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or
(b) if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because you are eligible for indemnification in accordance with the standard set forth above, or (ii) the shareholders, upon a finding that you are eligible for indemnification in accordance with the standard set forth above.
Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.
3.       The Corporation shall advance defense expenses incurred if you, your testator or intestate, is made or threatened to be made a party to any action or proceeding, whether civil or criminal and whether by or in the right of the Corporation or otherwise, by reason of the fact that you are or were a director of the Corporation or served in any capacity for any employee benefit plan of the corporation or any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise in any director, upon your request or that of a representative of your estate and receipt of an undertaking by you or on your behalf or by or on behalf of such a representative to repay amounts advanced if it is ultimately determined that you are not eligible for indemnification in accordance with the standard set forth above.
4.       The indemnification provided by this contract shall not be exclusive of any right to which you or your estate, heirs or distributees may now be or hereafter become entitled pursuant to or under the Corporation's By-

Laws, any other contract, any applicable law (including the New York Business Corporation Law), or otherwise. These rights to indemnification shall be cumulative, and no failure or delay in exercising any such right shall operate as a waiver of it; nor shall any single or partial exercise of it preclude its other or further exercise or the exercise of any other right.
5.       This contract may not be terminated or amended by the Corporation without your written consent, may not be assigned by the Corporation and shall be binding on any successor to the Corporation, whether by consolidation, merger, acquisition of substantially all the Corporation's assets or otherwise.
6.       Any repeal or modification of the provisions of the New York, Business Corporation Law governing the indemnification of directors shall not adversely affect your rights or the obligations of the Corporation existing hereunder prior to such modification or repeal with respect to any action theretofore or thereafter brought.
7.       In the event you institute any legal action in seeking to obtain or enforce, or are required to defend the validity or enforceability of, any right or benefit provided by this contract, the Corporation will, to the fullest extent permitted by law, regardless of the outcome of such action, pay for all actual legal fees and expenses incurred by you.
8.       This contract shall be construed in accordance with and governed by the laws of the State of New York.
9.      This contract supersedes any contract of indemnification heretofore executed by the Corporation and yourself.
Please indicate your acceptance of, and agreement with, the provisions of this contract of indemnification by executing the enclosed counterpart in the place indicated and returning it to the undersigned. You should keep the original copy for your records.
                Very truly yours,

                Name:
                Title

Accepted and agreed to effective as of [DATE]

Name: